================================================================================

                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a)
                                    of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Copley Pharmaceutical, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

                                not applicable
     -------------------------------------------------------------------------


(2)  Aggregate number of securities to which transaction applies:

                                not applicable
     -------------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                not applicable
     -------------------------------------------------------------------------


(4)  Proposed maximum aggregate value of transaction:

                                not applicable
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(5)  Total fee paid:

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     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

                                not applicable
     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)  Date Filed:

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

                          COPLEY PHARMACEUTICAL, INC.
                                 25 John Road
                          Canton, Massachusetts 02021

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 27, 1999

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Copley Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 27, 1999, at 10:00 a.m., Eastern Time, at the Sheraton Braintree Hotel, Braintree, Massachusetts 02184, for the following purposes:

  1. To elect three Class III directors, each to serve for a three year term.

  2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 1999.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only shareholders of record at the close of business on April 1, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors


                                          /s/ Gene M. Bauer
                                          Gene M. Bauer,
                                           Secretary

Canton, Massachusetts
April 27, 1999

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PROMPTLY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                          COPLEY PHARMACEUTICAL, INC.
                                 25 John Road
                          Canton, Massachusetts 02021

                               ----------------

                                PROXY STATEMENT

                        FOR THE 1999 ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON MAY 27, 1999

                               ----------------

                                April 27, 1999

  Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Copley Pharmaceutical, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Thursday, May 27, 1999, at 10:00 a.m., Eastern Time, at the Sheraton Braintree Hotel, Braintree, Massachusetts 02184, and at any adjournments thereof.

  Only shareholders of record at the close of business on April 1, 1999, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of April 1, 1999, 19,216,982 shares of common stock, $0.01 par value per share, of the Corporation were issued and outstanding. Shareholders are entitled to cast one vote for each share of Common Stock held of record by them on each proposal submitted to a vote at the Annual Meeting. Shareholders may vote in person or by proxy. Any shareholder giving a proxy has the right to revoke that proxy by
(i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Votes withheld from any nominee for election as a director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of the other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  The persons named as proxies, Gene M. Bauer and Daniel M.P. Caron, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

  In addition to the election of three Class III directors, each to serve for a three year term, the shareholders will consider and vote upon a proposal to ratify the selection of the Corporation's auditors for the fiscal year ending December 31, 1999, each as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of any director, the shares represented by the proxy will be voted in accordance with the specifications indicated on the proxy and will be voted FOR any such proposal if no specification is otherwise indicated.

  The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, and upon which the persons named as attorneys in the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment and discretion of the persons named as attorneys in the proxies.

  An Annual Report to Shareholders containing the Corporation's Form 10-K and financial statements for the year ended December 31, 1998 is being mailed together with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 27, 1999.

                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth as of April 1, 1999 certain information regarding the ownership of shares of the Corporation's Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock outstanding at such date, (ii) each director of the Corporation, (iii) each Named Executive Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers-Executive Compensation") and (iv) all directors and executive officers as a group:

                                             Amount and Nature
                                               of Beneficial
   Name and Address* of Beneficial Owner       Ownership (1)   Percent of Class
   -------------------------------------     ----------------- ----------------
HCCP Acquisition Corporation(2).............     9,934,100           51.7%
  30 Independence Blvd.
  Warren, New Jersey 07059
Jane C.I. Hirsh(3)**........................     1,404,563            7.3%
Theodore L. Iorio(4)**......................     1,386,546            7.2%
Kenneth N. Larsen(5)........................       132,037            ***
Daniel L. Korpolinski(6)....................        81,525            ***
Wei-wei Chang(7)............................        62,154            ***
Gene M. Bauer(8)............................        40,870            ***
Daniel M.P. Caron(9)........................        16,047            ***
Robert P. Cook(10)..........................        10,000            ***
Charles T. Lay(11)..........................         5,000            ***
Jess G. Thoene(12)..........................         5,200            ***
Martin Zeiger(13)...........................         1,000            ***
William K. Hoskins(13)......................             0            ***
David A. Jenkins(13)........................             0            ***
All directors and executive officers as a
 group (12 persons)(14).....................     1,758,396            8.9%

--------
  * Addresses furnished only for holders of five percent (5%) or more of the Common Stock
 ** c/o Copley Pharmaceutical, Inc., 25 John Road, Canton, MA 02021
*** Less than 1%

 (1) To the Corporation's knowledge, except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person.

 (2) HCCP Acquisition Corporation is a wholly-owned subsidiary of Hoechst Corporation ("Hoechst"). Hoechst is wholly-owned by Hoechst Aktiengesellschaft ("Hoechst AG"), a large chemical and pharmaceutical company headquartered in Frankfurt, Germany. For a description of certain arrangements with respect to these shares, see "Compensation and Other Information Concerning Directors and Officers--Certain Relationships and Related Transactions."

 (3) Consists of 112,500 shares issuable upon the exercise of outstanding stock options exercisable on April 1, 1999 or within 60 days thereafter ("Presently Exercisable Securities") and 25,321 shares allocated under the Corporation's Employee Stock Ownership Plan. Also includes: (i) 200,000 shares held of record by NMJ Limited Partnership, of which Mrs. Hirsh is a general partner; (ii) 888,416 shares held by Juliet Partners, of which Mrs. Hirsh is a general partner; (iii) 170,569 shares held of record by Romeo Partners, of which Mrs. Hirsh's husband, Dr. Mark Hirsh, is a general partner; and (iv) 7,757 shares allocated under the Corporation's Employee Stock Ownership Plan beneficially owned by Dr. Hirsh. Mrs. Hirsh has shared voting and investment power with respect to all shares listed.

 (4) Includes: (i) 150,605 shares issuable upon the exercise of Presently Exercisable Securities; (ii) 22,202 shares allocated under the Corporation's Employee Stock Ownership Plan; (iii) 653,454 shares held by The Theodore L. Iorio Standard Trust, a revocable trust of which Mr. Iorio is the beneficiary and settlor and over which Mr. Iorio has shared voting and investment power; (iv) 163,932 shares held by the Theodore L. Iorio Charitable Remainder Trust, of which Mr. Iorio is a co-trustee and over which Mr. Iorio has shared voting and investment power; and (v) 260,073 shares held by trusts for the benefit of certain members of Mr. Iorio's family, for which Mr. Iorio's spouse is custodian, the beneficial ownership of which Mr. Iorio disclaims. Mr. Iorio also disclaims beneficial ownership of shares held by the Theodore L. Iorio Charitable Remainder Trust.

 (5) Includes 55,082 shares issuable pursuant to Presently Exercisable
     Securities.

 (6) Consists of Presently Exercisable Securities.

 (7) Includes 57,500 shares issuable pursuant to Presently Exercisable
     Securities.

 (8) Includes 40,000 shares issuable pursuant to Presently Exercisable
     Securities.

 (9) Includes 10,000 shares issuable pursuant to Presently Exercisable
     Securities.

(10) Consists of Presently Exercisable Securities.

(11) Consists of Presently Exercisable Securities.

(12) Includes 5,000 shares issuable pursuant to Presently Exercisable
     Securities.

(13) Excludes 9,934,100 shares of common stock held by HCCP Acquisition Corporation, of which such person may be deemed an affiliate. Mr. Zeiger is Vice President of Hoechst Marion Roussel, Inc. ("HMRI"), a majority-owned subsidiary of HMR Pharma, Inc. which is wholly-owned by Hoechst AG. Mr. Hoskins was Vice President and General Counsel of HMRI and remains a consultant to HMRI. Mr. Jenkins is President of Hoechst Corporation, a subsidiary of Hoechst AG. Each of Messrs. Zeiger, Hoskins and Jenkins disclaims beneficial ownership of any shares held by HCCP Acquisition Corporation or any of its affiliates.

(14) Includes 527,212 shares issuable pursuant to Presently Exercisable Securities.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met fourteen (14) times during the year ended December 31, 1998.

  The following table sets forth for each nominee for election at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting; the year each such nominee or director first became a director; the positions currently held by each nominee or director with the Corporation; the year each nominee's or director's term will expire; and the class of director of each nominee or director.

    Nominee or Director's Name and Year                                  Year Term  Class of
Nominee or Director First Became a Director       Position(s) Held      Will Expire Director
-------------------------------------------  -------------------------- ----------- --------
Nominees:
William K. Hoskins (1997)......              Director                      2002(*)    III

Daniel L. Korpolinski (1998)...              President, Chief Executive    2002(*)    III
                                             Officer and Director

Charles T. Lay (1999)..........              Director                      2002(*)    III

Ongoing Directors:
Kenneth N. Larsen (1985)(**)...              Director                      2000        II

Jess G. Thoene, M.D. (1998)....              Director                      2000        II

Martin Zeiger (1995)...........              Director                      2000        II

Robert P. Cook (1997)..........              Director                      2001         I

Jane C.I. Hirsh (1972).........              President of International    2001         I
                                             Business and Director

David A. Jenkins (1998)........              Chairman of the Board         2001         I

--------
 (*) Assumes election of each of the Class III Directors at the Annual
     Meeting.

(**) Mr. Larsen resigned as a Director in November 1986 and was re-elected to the Board in 1989.

  The Audit Committee of the Board of Directors currently consists of Kenneth
N. Larsen (Chairman), William K. Hoskins and Martin Zeiger. Mr. Larsen was appointed to the Audit Committee by the Board of Directors on May 28, 1998, replacing Jane C.I. Hirsh who had served since April 30, 1996. Mr. Zeiger was appointed to the Audit Committee by the Board of Directors on May 28, 1998, replacing Judith W. Fensterer who had served since May 24, 1995. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by overseeing the annual audit process, including matters relating to the appointment and activities of the Corporation's independent auditors, assessing the adequacy of the Corporation's internal controls and reviewing the reliability of the financial information provided to the shareholders and others. The Audit Committee plans the scope of the Corporation's annual audit and meets with the Corporation's independent auditors to plan, and later to review the results of, the annual audit. The Audit Committee met once as a Committee and met once as a committee of the entire Board of Directors during the year ended December 31, 1998.

  The Compensation Committee of the Board of Directors currently consists of David A. Jenkins (Chairman), Robert P. Cook and Jane C.I. Hirsh. Mr. Cook was appointed to the Compensation Committee by the Board of

Directors on May 28, 1998, replacing Martin Zeiger who had served since May 30, 1997. Mrs. Hirsh was appointed to the Compensation Committee by the Board of Directors on May 28, 1998. Mr. Jenkins was appointed to the Compensation Committee by the Board of Directors on May 28, 1998, replacing Kenneth N. Larsen who had served since April 30, 1996. Agnes Varis, who had served on the Compensation Committee since March 24, 1992, resigned from the Board of Directors and the Compensation Committee on July 24, 1998. The Compensation Committee reviews executive performance, equity and non-equity executive compensation and advises the Board of Directors on the Corporation's benefits and compensation policies. The Compensation Committee met twice as a Committee and met twice as a committee of the entire Board of Directors during the year ended December 31, 1998.

  During 1998, each director, other than Messrs. Cook and Thoene, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served. Each of Agnes Varis and Judith Fensterer resigned from the Board of Directors effective July 24, 1998 and July 26, 1998, respectively.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the Class III nominees for election at the Annual Meeting, the current Class I and Class II directors who will continue to serve as directors after the Annual Meeting, and the executive officers of the Corporation, their ages and the positions currently held by them with the
Corporation:

Name                     Age                             Position
----                     ---                             --------
Gene M. Bauer...........  49 Executive Vice President, General Counsel and Secretary
Daniel M. P. Caron......  37 Chief Financial Officer, Treasurer and Vice President of Finance
Wei-wei Chang...........  53 Executive Vice President--Scientific and Regulatory Affairs
Robert P. Cook(2).......  67 Director
Jane C.I. Hirsh(2)......  57 President of International Business and Director
William K. Hoskins(1)...  64 Director
David A. Jenkins(2).....  58 Chairman of the Board
Daniel L. Korpolinski...  56 President, Chief Executive Officer and Director
Kenneth N. Larsen(1)....  73 Director
Charles T. Lay..........  59 Director
Jess G. Thoene, M.D.....  56 Director
Martin Zeiger(1)........  61 Director

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

Nominees for Election at the Annual Meeting

  William K. Hoskins, initially designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement (as hereinafter defined) (see "Compensation and Other Information Concerning Directors and Officers-Certain Relationships and Related Transactions"), has been a director since October 1997. Mr. Hoskins served as Vice President, Secretary and General Counsel of HMRI, and its predecessors, from 1982 through June 1997. In addition, Mr. Hoskins has served on the Board of Directors of J.C. Nichols Co. since November 1995 and, effective May 1996, became Chairman of the Board.

  Daniel L. Korpolinski, a director of the Corporation since August, 1998, is the Corporation's President and Chief Executive Officer. Mr. Korpolinski served as President and Chief Executive Officer of Prodromics On Line from 1997 until August of 1998, President and Chief Executive Officer of CoCensys, Inc. from 1991 through 1996 and President of Adria Laboratories North America from 1988 to 1991.

  Charles T. Lay, a director of the Corporation since February 1999, was President and Chief Executive Officer of Geneva Pharmaceuticals, Inc. from June 1988 through December 1998.

Directors Whose Terms Extend Beyond the Meeting

  Robert P. Cook, a director of the Corporation since July 1997, is currently the Senior Vice President of Marketing and Sales of Scinopharm Int. Ltd., which he founded in January of 1995. Prior to that, Mr. Cook served as Director, Generics Business of Syntex Laboratories, Inc. from October 1986 to December 1994.

  Jane C.I. Hirsh, the founder of the Corporation, serves as its President of International Business and as a director. Mrs. Hirsh has been a director of the Corporation since 1972 and served as the Chairman of the Board of Directors from 1984 to May 1995. Mrs. Hirsh served as President of the Corporation from 1979 to early 1984, and from 1985 to June 1993. Mrs. Hirsh also served as Treasurer from 1972 to 1992.

  David A. Jenkins, Chairman of the Board of Directors since May 1998 was initially designated by Hoechst to serve as a director pursuant to the Governance Agreement. Mr. Jenkins has served as the Vice President--General Counsel and a director of HNA Holdings, Inc. (formerly Hoechst Celanese Corporation) since April 1989 and as President of HNA Holdings, Inc. since December 1997. In addition, he has been the President of Hoechst Corporation since December 1997, General Counsel and Secretary since October 1995, and a director since May 1994.

  Martin Zeiger, initially designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement, has been a director of the Corporation since November 1995. Mr. Zeiger serves as Vice President for HMRI. He served as Vice President, Strategic Planning and Administration-Generics of HMRI from October 1995 through December 1997. He served as Executive Vice President, Administration and Legal Affairs for The Rugby Group, a manufacturer and distributor of generic pharmaceutical products and formerly an affiliate of HMRI or a predecessor, from October 1993 through October 1995 and prior to that as Executive Vice President, Administration and General Counsel of the Rugby-Darby Group Companies, Inc., from December 1986 to October 1993.

  Kenneth N. Larsen, a director since 1989 and President from November 1994 to May 1995 and July 1996 to January 1997, also served as Chairman of the Board of the Corporation from May 1995 through May 1998, and as a director from September 1985 to November 1986. Mr. Larsen served as Managing Director of Midlar Pharma, Inc., a pharmaceutical product development company from January 1996 to July 1996. Mr. Larsen has been a consultant and advisor to numerous healthcare companies from 1989 to the present.

  Jess G. Thoene, M.D., a director of the corporation since October 1998, has been a professor at the University of Michigan School of Medicine since 1977. Dr. Thoene also served as a consultant to Mylan Laboratories, Inc. from 1992 to 1994. He also served on the Board of Scientific Advisors of Watson Pharmaceuticals from 1992 to 1998 and currently serves on the Board of Scientific Counselors, National Institute of Child Health and Human Development of The National Institute of Health.

Executive Officers

  Gene M. Bauer, assumed the title of Executive Vice President, Secretary and General Counsel of the Corporation in July 1997. He joined the Corporation in May 1995 as Vice President, Secretary and General Counsel. Prior to joining the Corporation he served as Associate General Counsel to The Cooper Companies, Inc. from January 1993 through April 1995.

  Daniel M.P. Caron, assumed the title of Chief Financial Officer, Treasurer and Vice President of Finance in June 1998. He joined the Corporation in November 1992 as Corporate Controller.

  Wei-wei Chang, the Corporation's Executive Vice President--Scientific and Regulatory Affairs since July 1997, joined the Corporation in August 1994 as Vice President Quality Affairs. In September 1996 she became Vice President Quality and Technical Affairs for the Corporation. Prior to joining the Corporation, she served as President of NuTec Incorporated, a pharmaceutical and medical devices consulting company, from 1991 through 1994.

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, removal or resignation. There are no family relationships among any of the executive officers or directors of the Corporation.

                      COMPENSATION AND OTHER INFORMATION
                  CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

 Summary Compensation

  The following table sets forth information for the years ended December 31, 1996, 1997 and 1998 concerning the total compensation awarded, earned by or paid to the Corporation's President and Chief Executive Officer and each of the other most highly compensated executive officers of the Corporation (other than the President and Chief Executive Officer) whose salary and bonus earned during the year ended December 31, 1998 exceeded $100,000, for services rendered to the Corporation in all capacities. The persons listed below are hereinafter collectively referred to as the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                  Annual Compensation                  Awards (2)
                                  ---------------------               ------------
                                                           Other       Securities
                                                           Annual      Underlying     All Other
Name and Principal Position  Year  Salary    Bonus(1)   Compensation  Options (#)  Compensation (3)
---------------------------  ---- ---------- ---------- ------------  ------------ ----------------
Daniel L. Korpolinski...     1998 $  103,846 $  45,000    101,323(4)    150,000            --
 President and Chief
 Executive Officer

Gene M. Bauer...........     1998    175,356    37,180        --         10,000         $6,483
 Executive Vice              1997    161,039    17,324        --         20,000          5,278
 President, General
 Counsel and Secretary

Daniel M.P. Caron.......     1998    125,803    28,600        --         10,000          5,253
 Vice President, Chief
 Financial Officer and
 Treasurer

Wei-wei Chang...........     1998    208,536    44,000        --         10,000          6,483
 Executive Vice-             1997    188,322    29,474        --         20,000          8,869
 President--Scientific
 and Regulatory Affairs

--------
(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long term incentive plan payouts in 1996, 1997 or 1998.

(3) Consists of contributions made by the Corporation to vested and unvested defined contribution plans. Amounts contributed by the Corporation under the Copley Pharmaceutical, Inc. Retirement Plan are allocated among all eligible employees who participate in the Retirement Plan in accordance with the terms of the Retirement Plan.

(4) Consists of relocation expenses.

 Option Grants

  The following table sets forth information concerning stock options granted during the year ended December 31, 1998 under the Corporation's 1992 Stock Plan to the Named Executive Officers (the Corporation did not grant any stock appreciation rights during the year ended December 31, 1998):

                             OPTION GRANTS IN 1998

                                    Individual Grants
                         ---------------------------------------
                                 Percent of
                                   Total                          Potential Realizable Value at
                                  Options                             Assumed Annual Rates
                                 Granted to                      of Stock Price Appreciation for
                         No. of  Employees  Exercise                     Option Term (2)
                         Options     in     Price Per Expiration -------------------------------
Name                     Granted  Year(1)     Share      Date          5%             10%
----                     ------- ---------- --------- ---------- -------------------------------
Daniel L. Korpolinski... 150,000    26.8%   $9.93755   8/24/08   $      937,446 $      2,375,672
Gene M. Bauer...........  10,000     1.8     6.25      5/28/08           39,306           99,306
Daniel M. P. Caron......  10,000     1.8     6.25      5/28/08           39,306           99,306
Wei-wei Chang...........  10,000     1.8     6.25      5/28/08           39,306           99,306

--------
(1) A total of 558,700 options were granted to employees in the year ended December 31, 1998 under the Corporation's 1992 Stock Plan.

(2) The 5% and 10% assumed rates of appreciation are required by the rules and regulations of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of the price of the Common Stock in the future. There can be no assurances that the rates of appreciation in this table can be achieved or that the amounts reflected will be received by the Named Executive Officer.

Option Exercises and Unexercised Option Holdings

  The following table sets forth certain information concerning options held by the Named Executive Officers on December 31, 1998. No options were exercised by the Named Executive Officers during the year ended December 31, 1998.

            AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                 Value of
                                      Number of Securities      Unexercised
                                           Underlying          In-the-Money
                                      Unexercised Options       Options at
                                          at Year-End            Year-end
                                          Exercisable/         Exercisable/
Name                                   (Unexercisable)(#)  (Unexercisable)($)(1)
----                                  -------------------- ---------------------
Daniel L. Korpolinski................    57,071/(92,929)       24,969/40,656
Gene M. Bauer........................    32,500/(17,500)       50,313/70,938
Daniel M. P. Caron...................     7,500/( 7,500)       10,313/30,938
Wei-wei Chang........................    50,000/(17,500)       50,313/70,938

--------
(1) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on December 31, 1998 ($10.375, the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market on December 31, 1998, the last trading date in 1998) multiplied by the number of shares underlying the options.

Employment and Severance Agreements

  The Corporation and each of Mr. Korpolinski, Mrs. Hirsh, Mr. Bauer and Dr. Chang are parties to employment agreements which are substantially similar, except as set forth below. The employment agreements provide for initial annual base salaries of $300,000 for Mr. Korpolinski, $385,000 for Mrs. Hirsh, $155,400 for Mr. Bauer and $175,000 for Dr. Chang. Under the employment agreements, employment may be terminated for "cause," which includes: the misappropriation of money, assets or property; willful, material and repeated failure to perform reasonable assignments; conviction of a felony; and breach of confidentiality, non-competition and non-solicitation provisions. If the employee dies, or employment is terminated due to disability or without cause each employee will be eligible for medical and other health insurance benefits for a defined period of time, and all of the employee's stock options will be accelerated and become fully exercisable for a period of 60 days after the date of termination. In addition, each employment agreement provides for a defined lump sum severance payment under such circumstances. Each is entitled to receive discretionary bonuses as determined by the Board of Directors; provided, however, that Mr. Korpolinski is entitled to a bonus of 30% of his base salary for each of the Company's 1998 and 1999 fiscal years based upon the achievement of certain performance goals. The original terms of the employment agreements will expire in 2000 for Messrs. Korpolinski and Bauer and 1999 for Dr. Chang and Mrs. Hirsh. Each agreement automatically renews for successive one-year periods unless the Corporation gives the employee six months' written notice of non-renewal, which for purposes of each agreement is treated as termination without cause. The employment agreements contain non-competition covenants which prohibit competing with the Corporation for one year after employment terminates, during which time the employment agreements also prohibit interfering with the Corporation's business or its relationships with its customers and potential customers and from soliciting the Corporation's employees.

  Mr. Caron's employment agreement provides for a severance payment of 50% of his then base salary, medical and other health insurance benefits for one year, and acceleration of all unvested stock options exercisable for a period of 60 days upon death, disability or termination without cause if such event occurs within one year of a change in control of the Corporation. In addition, if such death, disability or termination without cause occurs within six months following a change in control of the Corporation, Mr. Caron is entitled to an additional severance payment of 50% of his then base salary. This agreement expires one year following a change in control of the Corporation.

Report on Executive Compensation

  The Compensation Committee of the Board of Directors currently consists of David A. Jenkins (Chairman), Robert P. Cook and Jane C.I. Hirsh. Mr. Cook was appointed to the Compensation Committee by the Board of Directors on May 28, 1998, replacing Martin Zeiger who had served since May 30, 1997. Mrs. Hirsh was appointed to the Compensation Committee by the Board of Directors on May 28, 1998. Mr. Jenkins was appointed to the Compensation Committee by the Board of Directors on May 28, 1998 replacing Kenneth N. Larsen who had served since April 30, 1996. Agnes Varis, who had served on the Compensation Committee since March 24, 1992, resigned from the Board of Directors and the Compensation Committee on July 24, 1998. The Compensation Committee reviews executive performance, equity and non-equity executive compensation and advises the Board of Directors on the Corporation's benefits and compensation policies. The Board of Directors, however, has approval over all such matters. The Compensation Committee met twice as a Committee and met twice as a committee of the entire Board of Directors during the year ended December 31, 1998.

  The Compensation Committee is responsible for developing the compensation programs for the Corporation's executive officers, key employees and other senior management. The Compensation Committee also recommends the option grants under the Corporation's 1992 Stock Plan and has oversight responsibilities with respect to the Corporation's stock purchase plan and Retirement Plan.

  The Compensation Committee has designated three basic components of the Corporation's compensation program to implement its philosophy. First, base salaries are the fixed regular component of executive compensation and are measured against (i) base salary levels among a competitive peer group, (ii) the Corporation's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Second, annual bonus compensation, paid in accordance with the Corporation's bonus plan for key employees, is linked to the financial performance of the Corporation and is designed to provide additional incentive in the form of cash compensation determined as a function of the individual performance of eligible key employees in a given year. Consideration is also given to exemplary performance in the accomplishment of special and particularly difficult tasks. Third, stock option grants under the Corporation's 1992 Stock Plan are designed to motivate the executive officers and other employees to deliver value to the Corporation's shareholders over a period of several years. The objective of these awards is to advance the longer-term interests of the Corporation and its shareholders and to complement the incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Corporation's stock appreciates, thereby directly linking the interests of executives with those of shareholders. The number of stock options granted is based, among other things, on the level of an executive's position and the executive's performance in the prior year. Stock options granted for this purpose generally vest over a period of three years.

 Chief Executive Officer Compensation

  Daniel L. Korpolinski has served as the President and Chief Executive Officer of the Corporation since August 1998. Mr. Korpolinski's initial base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies, his level of expertise in the industry, prior accomplishments as president and chief executive officer of other companies, the Corporation's existing compensation structure and anticipated preparation and implementation of a long term strategic plan. Additionally, these factors played a key role in determine Mr. Korpolinski's target bonus, initial option grant and severance provisions.

 Deductibility of Executive Compensation

  In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for United States federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. In order for certain forms of compensation, such as stock options, to qualify as "performance-based compensation," among other things, the granting board or committee must consist solely of "outside directors" as defined in the regulations promulgated under Section 162(m). As the Compensation Committee did not consist solely of "outside directors" in 1998, stock options granted under the Corporation's 1992 Stock Plan and 1995 Non-Employee Director Stock Option Plan during the year will not constitute "performance-based compensation" and, therefore, any compensation resulting from the exercise of such options will be aggregated with all other compensation to the executive officer and to the extent compensation exceeds $1,000,000 the Corporation will not receive the benefit of a tax deduction for United States federal income tax purposes. The Board of Directors intends to periodically review the potential consequences of Section 162(m) to the Corporation and may structure the performance-based portion of its executive compensation in the future to constitute "performance-based compensation" within the meaning of Section 162(m).

    COMPENSATION COMMITTEE                    BOARD OF DIRECTORS


      David A. Jenkins, Chairman                  David A. Jenkins, Chairman
      Robert P. Cook                              Robert P. Cook
      Jane C.I. Hirsh                             Jane C.I. Hirsh
                                                  William K. Hoskins
                                                  Daniel L. Korpolinski
                                                  Kenneth N. Larsen
                                                  Charles T. Lay
                                                  Jess G. Thoene
                                                  Martin Zeiger

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors currently consists of Robert P. Cook, Jane C.I. Hirsh and David A. Jenkins. Mrs. Hirsh currently serves as the Corporation's President of International Business. Mrs. Hirsh participated in two Compensation Committee meetings as a subset of the Board of Directors while an employee of the Corporation.

Compensation of Directors

  Effective as of October 1, 1994, directors who are not employees of the Corporation or of Hoechst receive an annual fee of $12,000 and a participation fee of $500 for each meeting of the Board of Directors or committee thereof attended (provided such meetings are held on separate dates). All directors are entitled to be reimbursed for expenses in connection with attending Board of Directors and Committee meetings.

  The Corporation's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic grant of stock options to directors of the Corporation who are not employees or officers of the Corporation, or of an affiliate (including Hoechst) thereof (a "Non-Employee Director"). The Director Plan was approved by the shareholders at the Corporation's annual meeting held on May 24, 1995. Each Non-Employee Director, who was a serving director as of March 30, 1995, the date the Board of Directors approved the Director Plan (the "Board Approval Date") and who had not received a grant of options under any other plan maintained by the Corporation within a period of twelve months preceding the Board Approval Date was granted an option to purchase Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, and will be granted an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to such person continuing to be a Non-Employee Director, at each such date. Each Non-Employee Director who was ineligible for the above-described grant because of having received a grant of options under any other plan maintained by the Corporation within a period of twelve months preceding the Board Approval Date, shall be automatically granted on the third anniversary of such grant an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock and an option to purchase an additional Three Thousand Three Hundred and

Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to each person continuing to be a Non-Employee Director at each such date. Each Non-Employee Director who first becomes a member of the Board of Directors subsequent to the Board Approval Date, will be automatically granted on the date such person is first elected or appointed to the Board of Directors (the "Initial Election Grant Date") an option to purchase Fifteen Thousand (15,000) shares of the Common Stock, and on the third anniversary of the Initial Election Grant Date and each succeeding anniversary of the Initial Election Grant Date thereafter, an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, subject to such person continuing to be a Non-Employee Director at each such date. Any director who was an employee or officer of the Corporation, or of an affiliate thereof (an "Employee"), on the Board Approval Date or any person who becomes a director thereafter while already an Employee or concurrently with becoming an Employee, and who thereafter ceases to be an Employee but continues thereafter as a member of the Board (i.e., a Non-Employee Director), shall be automatically granted as of the date such person ceases to be an Employee, an option to purchase Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, and an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to such person continuing to be a Non-Employee Director at each such date.

  During the year ended December 31, 1998, Mr. Larsen received an option to purchase Three Thousand Three Hundred Thirty-Three (3,333) shares and Dr. Thoene received an option to purchase Fifteen Thousand (15,000) shares of the Corporation's Common Stock pursuant to the Director Plan.

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from December 31, 1993 through December 31, 1998 with the cumulative total return on (i) the Nasdaq Market Index, (ii) a peer group index prepared by the Corporation consisting of the following publicly-traded companies: Alza Corporation; A.L. Pharma, Inc.; Barr Laboratories, Inc.; Cygnus Therapeutic Systems, Inc.; Elan Corporation, p.l.c.; Forest Laboratories, Inc.; Halsey Drug Co. Inc.; Ivax Corp.; K-V Pharmaceutical Company; Mylan Laboratories, Inc.; Noven Pharmaceuticals, Inc. (Class A Stock); Pharmaceutical Resources, Inc.; Taro Pharmaceuticals Industries Ltd.; Teva Pharmaceuticals Industries Ltd.; and Watson Pharmaceuticals, Inc. (the "New Peer Group"), and (iii) a peer group index prepared by the Corporation consisting of the following publicly-traded companies: A.L. Pharma, Inc.; Barr Laboratories, Inc.; Carrington Laboratories Inc.; Duramed Pharmaceuticals, Inc.; Elan Corporation, p.l.c.; Faulding, Inc.; Forest Laboratories, Inc., Gensia Pharmaceuticals, Inc.; Halsey Drug Co. Inc.; Ivax Corp.; Jones Medical Industries Inc.; K-V Pharmaceutical Company; Mylan Laboratories Inc.; Noven Pharmaceuticals Inc. (Class A Stock); Perrigo Company; Pharmaceutical Resources, Inc.; Roberts Pharmaceutical Corp.; Taro Pharmaceutical Industries Ltd.; and Teva Pharmaceutical Industries Ltd. (the "Old Peer Group").

  The Corporation believes that, prior to this year, the Old Peer Group included those publicly traded companies which had the most comparable operating characteristics of the Corporation. The Corporation also believes, however, that the business activities of certain other companies are closer to that of the Corporation than some of the companies included in the Old Peer Group, and that as a result, the Old Peer Group now (i) doesn't include all of those companies with which a comparison would be meaningful, and (ii) includes certain companies with which a comparison is now less meaningful. The Corporation has replaced Carrington Laboratories, Inc., Duramed Pharmaceuticals, Inc., Faulding, Inc., Gensia Pharmaceuticals, Inc., Jones Medical Industries Inc., Perrigo Company and Roberts Pharmaceutical, Corp. of the Old Peer Group with Cygnus

Therapeutic Systems, Inc., and Watson Pharmaceuticals Inc. in the New Peer Group. The Corporation believes that the performances of the members of the New Peer Group provide the most meaningful basis for comparison with the Corporation's performance and intends to include the New Peer Group for comparison purposes in this and future proxy statements. The comparison assumes $100 was invested on December 31, 1993 in the Corporation's Common Stock, the foregoing Nasdaq Market Index, the New Peer Group Index and the Old Peer Group Index and assumes reinvestment of dividends, if any.

                           [LINE GRAPH APPEARS HERE]

                   Comparison of Cumulative Total Return of
                  Company, Old Peer Group, New Peer Group and
                              NASDAQ Market Index

                                                                          December 31,
                                                     -------------------------------------------------
                                                     1993    1994    1995     1996       1997     1998
                                                     ----    ----    ----     ----       ----     ----
Copley Pharmaceutical.............................. 100.00   33.54  34.81     23.42      14.24    26.77
Old Peer Group..................................... 100.00   75.35  98.14     87.26     105.90   140.43
New Peer Group..................................... 100.00   84.68 117.09    100.91     125.82   188.38
NASDAQ Market Index................................ 100.00  104.99 136.18    169.23     207.00   291.96


Certain Relationships and Related Transactions

  The Corporation has adopted a policy that all transactions between the Corporation and its officers, directors, affiliates and principal shareholders be on terms no less favorable to the Corporation than terms of transactions with unrelated parties and be approved by a majority of disinterested directors. In addition, under the terms of the Governance Agreement (as hereinafter defined), until October 8, 1998 every transaction or series of related transactions between the Corporation and Hoechst (or any of its affiliates) and every corporate action which presents a potential conflict of interest between Hoechst (or any of its affiliates) and the Corporation and its other shareholders was subject to the prior approval of a majority of the Independent Directors (as defined in the Governance Agreement).

  Pursuant to the Product Agreement (as hereinafter defined) and certain other product distribution agreements, the Corporation purchased in 1998 an aggregate of approximately $45,163,000 worth of generic products from HMRI. The Corporation obtains its comprehensive general liability, product liability, umbrella liability and all risks property insurance coverage through an insurance and risk sharing arrangement with Hoechst AG, and its various subsidiaries, including Hoechst and HNA. Insurance coverage is provided through a wholly-owned insurance subsidiary of HNA, as well as by external parties. Total premiums paid by the Corporation for these insurance policies aggregated approximately $4,563,000 for the year ended December 31, 1998.

  At December 31, 1998, the Corporation was a 49% owner of Chia Tai Copley Pharmaceutical ("CTCP") which, in turn, was an 85% owner of Wuxi Chia Tai Copley Pharmaceutical ("WCTCP"). CTCP and WCTCP were formed to manufacture and market multi-source drug products in the People's Republic of China. The Corporation's investment in CTCP totaled $2.1 million at December 31, 1998. During 1995, the Company's Board of Directors voted to decrease the Company's financial commitment to and de-emphasize the Company's role in CTCP and WCTCP. Subsequently a subsidiary of Hoechst AG indicated its desire to purchase an interest in WCTCP and it is anticipated that upon transfer of its indirect ownership in WCTCP the Company will recover approximately $2.1 million of its investment in CTCP. In 1998, the Company wrote down its investment of $2.4 million to $2.1 million and reclassified it to a long-term related party receivable.

 Governance Agreement

  On November 11, 1993, HCCP Acquisition Corporation ("HCCP"), a wholly-owned subsidiary of HNA, acquired a 51% interest in the Corporation on a fully diluted basis (the "Acquisition"). In connection with the Acquisition, the Corporation, HNA and HCCP entered into a Corporate Governance and Standstill Agreement dated as of October 8, 1993, as amended (the "Governance Agreement"), to govern the relationship between the Corporation and HNA and its affiliates. On October 8, 1998, the Governance Agreement expired by its terms, with the exception of certain limited protections that will continue in force as described below.

  Some of the more significant protections in the Governance Agreement that expired are: (a) the requirement that the Board of Directors consist of nine members, three being Corporation Directors, three being Hoechst Directors and three being Independent Directors (meaning jointly selected by the Corporation Directors and Hoechst Directors), and that committees of the Board of Directors be similarly constituted; (b) the prohibition against Hoechst and its affiliates acquiring additional shares (other than as necessary to maintain its pre-existing percentage ownership) or otherwise seeking to increase their control of ownership of the Corporation without the Corporation's consent (including the consent of at least one Corporation Director); (c) the prohibition against amendments of the Corporation's charter and by-laws without the consent of at least one Corporation Director;

(d) the requirement that Hoechst vote its shares in accordance with all recommendations of the Board of Directors and not vote in opposition to any recommendation of the Board of Directors; (e) the requirement that all transactions between the Corporation, on the one hand, and Hoechst and its affiliates, on the other hand, and each transaction in which there is a potential conflict of interest between the Corporation and its shareholders (other than Hoechst and its affiliates) on the one hand, and Hoechst or its affiliates on the other hand, must be approved by a majority of the Independent Directors; and (f) the requirement that Hoechst not sell its shares to any person whom Hoechst knows would own 5% or more of the outstanding shares unless such person agrees in writing to be bound by the restrictions of the Governance Agreement and to forego certain benefits under the Governance Agreement.

  The restrictions that continue in effect, are: (a) the prohibition against Hoechst or its affiliates acquiring shares of the Corporation without the approval of a majority of the Independent Directors, except in certain privately negotiated, unsolicited transactions which do not reduce the liquidity of the shares below the level expected to be necessary to maintain a viable market for the shares and liquidity for the Corporation's shareholders; and (b) the requirement that, so long as the Corporation is a public company, the Board of Directors include at least three Independent Directors. For these purposes, an "Independent Director" is a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Hoechst or the Corporation or any of their respective affiliates, and (iii) is not connected with Hoechst or the Corporation or any of their respective affiliates as an officer, employee, consultant, agent advisor, representative, trustee, partner, director (other than of the Corporation) or person performing similar functions. Other than these limited restrictions and subject only to such fiduciary duties as a majority shareholder may have to minority shareholders under Delaware law, Hoechst, as a majority shareholder, will be able to exercise substantial control of the Corporation, including the right to decide in its discretion most matters requiring shareholder approval, such as the election of future members of the Board of Directors and approval of any proposed merger or acquisition of the Corporation.

 Product Agreement

  The Corporation and HNA also entered into a Product Agreement dated as of October 8, 1993 (the "Product Agreement") to establish certain relationships between the Corporation and HNA and its affiliates concerning the supply of certain raw materials to the Corporation, the synthesis of certain new bulk active ingredients, the establishment of a managed care market development and sales organization with Hoechst-Roussel Pharmaceuticals Incorporated ("HRPI"), at that time an affiliate of HNA, and the right of the Corporation to act as a generic arm of HRPI with respect to any HRPI products which HRPI may decide to sell in a generic version as they come off patent. The Product Agreement also contemplated the Corporation pre-launching generic versions of certain HRPI products before the relevant patent has expired. The Product Agreement will expire on June 1, 1999.

  On June 30, 1995, HNA transferred its ownership of HCCP to Hoechst Corporation (the parent corporation of HNA), which assumed HNA's rights and obligations pursuant to the Governance Agreement. On January 1, 1996, HRPI was merged into HMRI, which was then a subsidiary of Hoechst and a sister corporation to HNA. On December 19, 1996, HMRI became a subsidiary of HMR Pharma, Inc. HMRI has agreed to be bound by the Product Agreement to the extent that HRPI was bound; that is, the Product Agreement continues to be in effect for products manufactured by the former HRPI but not for products manufactured by HMRI prior to the merger with HRPI nor for products developed by HMRI after January 1, 1996. Since the date of the Product Agreement, the Corporation has entered into specific distribution agreements with HRPI with respect to glyburide, micronized glyburide and pentoxyfylline; HRPI's obligations under those agreements have also been assumed by HMRI. The Corporation does not expect to distribute any new or additional products pursuant to the Product Agreement.

             CHANGES IN THE CORPORATION'S INDEPENDENT ACCOUNTANTS

  On November 19, 1998, KPMG LLP's ("KPMG") appointment as principal accountants was terminated and PricewaterhouseCoopers LLP was engaged as principal accountants. The decision to change accountants was approved by the Board of Directors on November 19, 1998.

  In connection with the audits of the two fiscal years ended December 31, 1997 and the subsequent interim period through November 19, 1998, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

  The audit reports of KPMG LLP on the consolidated financial statements of the Corporation and subsidiaries as of and for the years ended December 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                             SECTION 16 COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of securities of the Corporation. Based solely upon its review of copies of such filings and written representations that no other reports were required pursuant to regulations promulgated by the SEC, the Corporation believes that all Reporting Persons have complied with the filing requirements of Section 16(a) for the year ended December 31, 1998.

                  PROPOSAL RELATING TO ELECTION OF DIRECTORS

  Three persons have been nominated by the Board of Directors for election as Class III directors of the Corporation at the Annual Meeting. The nominees for election as Class III directors are William K. Hoskins, Daniel L. Korpolinski and Charles T. Lay. All are currently serving as directors of the Corporation.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE FOR APPROVAL OF THE ELECTION OF
        WILLIAM K. HOSKINS, DANIEL L. KORPOLINSKI AND CHARLES T. LAY AS
                              CLASS III DIRECTORS

  The terms of the Class III directors expire at the Annual Meeting, the terms of the Class II directors expire at the Annual Meeting of Shareholders to be held following the completion of the Corporation's year ending December 31, 2000, and the terms of the Class I directors expire at the Annual Meeting of Shareholders to be held following the completion of the Corporation's year ending December 31, 2001. Thus, the shareholders will elect three Class III directors at the Annual Meeting, each to serve for a three-year term.

  Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for the nominees will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if that should be the case, proxies shall be voted in accordance with the judgment of the persons named as attorneys in the proxies with respect to the resulting vacancy. A plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See "Voting Procedures" below.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Corporation's auditors since November 19, 1998. It is expected that a member of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. In the ratification of the selection of auditors, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval.

  The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors when selecting auditors for future years.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                 RATIFICATION OF THE SELECTION OF THE FIRM OF
         PRICEWATERHOUSECOOPERS LLP TO SERVE AS AUDITORS FOR THE YEAR
                           ENDING DECEMBER 31, 1999

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Broker non-votes (see below) are counted as present or represented for quorum purposes. In the election of Class III Directors, the three nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as Class III Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter at the Annual Meeting is required for ratification of the selection of PricewaterhouseCoopers, LLP as the Corporation's auditors for the year ending December 31, 1999. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Broker "non-votes" and shares voted to abstain are neither votes for nor against a matter and therefore have the effect of reducing the number of affirmative votes needed to obtain a majority of votes cast on a given matter. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, and upon which the persons named as attorneys in the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment and discretion of the persons named as attorneys in the proxies.

                        SHAREHOLDER PROPOSALS FOR 2000

  Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the annual meeting of shareholders of the Corporation in 2000 must be received at the Corporation's principal executive offices not later than December 29, 1999. In addition, in order for a stockholder's proposal to be eligible for consideration at the next annual meeting of the Company, the proposal must be received at the Company's principal executive offices not later than the close of business on March 28, 2000, provided, however, notice will not be required to be given more than sixty (60) days prior to the date of any annual meeting of shareholders. Further, the proposal must comply with the other procedural requirements set forth in the Corporation's By-laws, a copy of which is on file with the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal is received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                                     PROXY

                          COPLEY PHARMACEUTICAL, INC.

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS-MAY 27, 1999
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder of Copley Pharmaceutical, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Gene M. Bauer and Daniel M.P. Caron, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Copley Pharmaceutical, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Sheraton Braintree Hotel, 37 Forbes Road, Braintree, Massachusetts on May 27, 1999 at 10:00 a.m., local time, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their judgment and discretion, upon such other business as may properly come before the meeting or any adjournments thereof and with respect to which the proxies are entitled to exercise discretion under applicable law. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                               SEE REVERSE SIDE

COPLEY PHARMACEUTICAL, INC.

    c/o EquiServe
    P.O. Box 8040
    Boston, MA 02266-8040


                                  DETACH HERE
-------------------------------------------------------------------------------


[X] Please mark
    votes as in
    this example.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AS DESCRIBED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE JUDGMENT AND DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT THEREOF, AND WITH RESPECT TO WHICH THE PROXIES NAMED HEREIN ARE ENTITLED TO EXERCISE DISCRETION UNDER APPLICABLE LAW.

1. Proposal to elect three (3) Class III Directors, each to serve for a three-year term.

Class III Nominees: William K. Hoskins, Daniel L. Korpolinski and Charles T. Lay

            FOR [_]         WITHHELD [_]

 [_]______________________________________
    For all nominees except as noted above

2. To ratify the selection of the firm of PricewaterhouseCoopers, LLP as auditors for the fiscal year ending December 31, 1999.

           FOR [_]          AGAINST [_]       ABSTAIN [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE, PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE, IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.



Signature:______________________________________________ Date: ________________


Signature:______________________________________________ Date: ________________